Exhibit 99.(8)(d)(3)
AMENDMENT THREE TO FUND PARTICIPATION AGREEMENT
     This amendment dated as of April 1, 2010, and effective as of May 1, 2010, to the Fund Participation Agreement dated February 4, 2005 (the “Agreement”), as amended June 22, 2007 (“Amendment One”) and March 31, 2008 (“Amendment Two”) by and between Pacific Life Insurance Company (the “Company”) and BlackRock Variable Series Funds, Inc. (the “Fund”) is hereby amended as follows:
1. Underwriter
2. Schedule A
WHEREAS, the parties hereto desire to update Schedule A of the Agreement;
WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.
NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:
1.	References to “Underwriter” shall mean “BlackRock Investments, LLC (“BRIL”) a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter to the Fund.

2.	Schedule A to the Agreement, as amended, is deleted in its entirety and replaced by Schedule A attached hereto.
To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Anthony J. Dufault
Name:	Anthony J. Dufault
Title:	Assistant Vice President

Attest:	/s/ Audrey L. Milfs
Audrey L. Milfs, Corporate Secretary

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	/s/ Denis R. Molleur
Name:	Denis R. Molleur
Title:	Assistant Secretary

BLACKROCK INVESTMENTS, LLC

By:	/s/ Frank Porcelli
Name:	Frank Porcelli
Title:	Managing Director

SCHEDULE A
The following registered and unregistered separate accounts of Pacific Life Insurance Company that offer portfolios of the BlackRock Variable Series Funds, Inc. through its variable contracts or variable polices are:
Pacific Select Exec Separate Account
Pacific COLI Separate Account
Pacific COLI Separate Account II
Pacific COLI Separate Account III
Pacific COLI Separate Account IV
Pacific COLI Separate Account V
Separate Account I
Separate Account A
Pacific Select Variable Annuity Separate Account